UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FBL Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Plan Participant:

Enclosed with this letter are materials relating to the Special Meeting of Shareholders of FBL Financial Group, Inc. (the “Company”), to be held on April 29, 2021 commencing at 8:00 a.m. Central Time at the Company’s Corporate Headquarters, 5400 University Avenue, West Des Moines, IA 50266 (the “Special Meeting”). At the Special Meeting, those who were shareholders of the Company as of March 11, 2021 (the “Record Date”) will vote on whether (among other things) to adopt the Agreement and Plan of Merger, dated as of January 11, 2021, by and among Farm Bureau Property & Casualty Insurance Company, 5400 Merger Sub, Inc. and the Company (the “Merger Agreement”).

You are receiving this letter because (i) you are a participant in the Farm Bureau 401(k) Savings Plan (the “Plan”) and (ii) your Plan account includes an interest in the Plan’s Company common stock investment option. At the Special Meeting and pursuant to the terms of the Plan and the trust agreement thereunder, the trustee of the Plan (Delaware Charter Guarantee & Trust Company, known as the Principal Trust Company (the “Trustee”)), will vote the shares of Company common stock held by the Plan as of Record Date on whether (among other things) to adopt the Merger Agreement.

Pursuant to applicable law, you have the right to instruct the Trustee on how to vote the shares of Company common stock allocated to your Plan account (your “Covered Shares”). The purpose of this letter is to inform you of that right and to describe how you may instruct the Trustee to vote your Covered Shares. Your vote is very important, regardless of the number of your Covered Shares, and you are encouraged to direct the Trustee to vote your Covered Shares.

The enclosed proxy statement contains information regarding the proposal to adopt the Merger Agreement and the other proposals to be voted upon at the Special Meeting (collectively, the “Proposals”). The enclosed WHITE proxy and voting instruction card is provided by the Company. You may also receive a GOLD proxy and voting instruction card from Capital Returns Management, LLC (“CRM”), a shareholder that has indicated that it plans to solicit votes against the Proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN” as to each of the Proposals on either the WHITE or the GOLD card. If you submit a signed WHITE proxy card without providing voting instructions, your Covered Shares will be deemed to have been voted “FOR” each of the Proposals. If you submit a signed GOLD proxy card without providing voting instructions, your Covered Shares will be deemed to have been voted “AGAINST” each of the Proposals.

Note: Only your last submitted proxy and voting instruction card by phone, Internet or mail will count.

Please read the enclosed proxy materials carefully, so that you can make a decision on how to instruct the Trustee to vote your Covered Shares on the matters described more fully in the enclosed proxy statement. Your interest in these matters is very important.

If you do not provide timely instructions to the Trustee or submit a proxy and voting instruction card, you will be treated as directing the Trustee to vote your Covered Shares in the same proportion that shares allocated to other Plan participants are voted by such participants.

Your vote will be held in strict confidence. It will not be revealed, directly or indirectly, to any officer, employee, or director of either the Company or CRM or any of their affiliates, except as otherwise required by law. You should therefore feel completely free to instruct the Trustee to vote your shares in the manner you think best.

Because of the time required to tabulate the vote, your voting instruction must be received by Internet, phone or mail no later than 12:00 p.m. Central Time, on Monday, April 26, 2021.

The Trustee cannot ensure that instructions received after the above cut-off time will be effected. Therefore, it is very important that you act promptly and return your proxy and voting instruction card so that it is received before this time.

Please vote. Your instruction to the Trustee on how to vote your shares is an important part of your rights as a Plan participant.

NOTE: IF YOU OWN ADDITIONAL SHARES OF COMPANY COMMON STOCK DIRECTLY OR THROUGH A BROKER OR OTHER NOMINEE, YOU WILL NEED TO RETURN A PROXY CARD OR AN ADDITIONAL VOTING INSTRUCTION FORM RELATING TO THOSE ADDITIONAL SHARES IN ORDER TO VOTE THOSE SHARES.